Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA'S BOARD OF DIRECTORS PROVIDES
SENIOR EXECUTIVE UPDATE

Toronto, Ontario, November 5, 2008 – SunOpta Inc. (NASDAQ:STKL; TSX:SOY) today provided an update on a number of senior executive level positions within the Company including the positions of Chairman of the Board, Chief Executive Officer and Chief Financial Officer.

In this regard, on November 5, 2008 the Board of Directors approved the following actions with respect to such senior executive positions:

Jeremy Kendall will remain in his role as Chairman of the Company as the decision has been taken to reverse the Board's previously announced plan to require the Chairman to be independent effective the next Annual Meeting of the Shareholders scheduled for May 2009. Mr. Kendall has served as a Director of the Company since 1978 and in 1983 was elected Chairman of the Board and Chief Executive Officer. Mr. Kendall retired as CEO in February, 2007.

Steve Bromley will remain in his role as President and Chief Executive Officer, and it is planned that he will be re-nominated to the Board of Directors at the next Annual Meeting, as the decision has been taken to reverse the Board's previously announced plan for Mr. Bromley to transition from his executive position by December 31, 2008 and for Mr. Bromley to not stand for reelection to the Board of Directors at the next Annual Meeting of the Shareholders. Mr. Bromley has been with the Company since 2001 and has served in a number of key operating roles since that time including Chief Financial Officer, Chief Operating Officer and most recently Chief Executive Officer. The Company has ceased any further activities with regards to the recruitment of a new CEO.

The Company continues to search for a new Vice President and Chief Financial Officer, and is now entering the final interview phase and expects to have a new candidate in place by the end of the fiscal year. John Dietrich, the current Chief Financial Officer, has agreed to an extended transition period through March 2009, to assist the new CFO through transition and to support year end reporting processes. Subsequent to this transition Mr. Dietrich is expected to assume a non-financial role within the organization.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.6% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve expectations about future personnel and board actions. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, without limitation, the successful negotiation of terms of employment with a new CFO and the timing for this new executive to take office, as well as the continued involvement with the Company by the current executives; while they have each indicated they intend to remain with the Company in the capacities indicated in the press release, their circumstances may change in the future. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Jeremy N. Kendall, Chairman
Steve Bromley, President & CEO
John Dietrich, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com